Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$756,613,000 (Approximate)
Home Equity Loan Trust Series 2007-HE2

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2 (Issuing Entity)

February 26, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

FREE WRITING PROSPECTUS DATED February 26, 2007
ACE Securities Corp.
Home Equity Loan Trust, Series 2007-HE2
$756,613,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt. Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings (S / M / D)
Offered Certificates:
A-1	$285,268,000	Float	2.01	1 - 83	0	ACT/360	December 2036	AAA/Aaa/AAA
A-2A	190,084,000	Float	1.00	1 - 22	0	ACT/360	December 2036	AAA/Aaa/AAA
A-2B	35,185,000	Float	2.00	22 - 27	0	ACT/360	December 2036	AAA/Aaa/AAA
A-2C	49,209,000	Float	3.00	27 - 65	0	ACT/360	December 2036	AAA/Aaa/AAA
A-2D	33,598,000	Float	6.58	65 - 83	0	ACT/360	December 2036	AAA/Aaa/AAA
M-1	32,654,000	Float	5.21	50 - 83	0	ACT/360	December 2036	AA+/Aa1/AA(high)
M-2	30,663,000	Float	4.96	46 - 83	0	ACT/360	December 2036	AA+/Aa2/AA(high)
M-3	19,114,000	Float	4.83	44 - 83	0	ACT/360	December 2036	AA/Aa3/AA
M-4	16,327,000	Float	4.77	42 - 83	0	ACT/360	December 2036	AA/A1/AA
M-5	14,734,000	Float	4.73	41 - 83	0	ACT/360	December 2036	AA/A2/AA(low)
M-6	13,938,000	Float	4.69	40 - 83	0	ACT/360	December 2036	A+/A3/A(high)
M-7	12,743,000	Float	4.67	40 - 83	0	ACT/360	December 2036	A/Baa1/A
M-8	11,548,000	Float	4.64	39 - 83	0	ACT/360	December 2036	A-/Baa2/A(low)
M-9	11,548,000	Float	4.63	38 - 83	0	ACT/360	December 2036	BBB+/Baa3/BBB(high)
Total Offered:	$756,613,000

Pricing Speed
Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months. 23% CPR thereafter)

Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates” or the “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview

Certificates
(Continued):
The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are also referred to herein collectively as the “Offered Certificates.” The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein collectively as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,937 adjustable-rate and fixed-rate, first and second lien, closed-end mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $796,434,542 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 2,607 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $382,909,543 and the Group II Mortgage Loans will represent approximately 2,330 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $413,524,999.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2. The Issuing Entity is also referred to herein as the trust

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	The CIT Group/Consumer Finance, Inc	$303,279,312	38.08%
	Peoples Choice Home Loan, Inc	195,009,525	24.49
	First NLC Financial Services, LLC	136,335,314	17.12
	Impac Funding Corporation	66,074,319	8.30
	Other (Less than 5% individually)	95,736,073	12.02
		$796,434,542	100.00%

Master Servicer and the Securities Administrator:	Wells Fargo Bank, National Association

Servicers:
Ocwen Loan Servicing, LLC (“Ocwen”) and Countrywide Home Loans Servicing LP (“Countrywide”) with respect to approximately 87.54% and 12.32%, respectively, of the total principal balance of the Mortgage Loans as of the Cut-Off Date.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	February 1, 2007

Expected Pricing:	Week of February [26], 2007

Expected Closing Date:	On or about February [28], 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Dvbate:	25th day of each month (or the next business day if such day is not a business day) commencing in March 2007.

Determination Date:
The Determination Date with respect to any Distribution Date and (i) Ocwen, is the business day immediately preceding the related Servicer Remittance Date and (ii) Countrywide, the 18th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date and (i) Ocwen, the 22nd day of the month in which such Distribution Date occurs; provided that if the 22nd day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding business day and if the 22nd day of a given month is a Sunday or otherwise not a business day (except for Saturdays), the Servicer Remittance Date shall be the next business day, and (ii) Countrywide the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day; provided further, that if the Servicer Remittance Date falls on a Friday, the Servicer Remittance Date shall be the business day immediately preceding such Friday.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and (i) Ocwen, shall be (a) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (b) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs, and (ii) Countrywide, shall be the period from the 16th day of the month immediately preceding the Distribution Date (or with respect to the first Prepayment Period, the period from the Cut-off Date) to the 15th day of the month of the Distribution Date.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicers and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5175% for the Mortgage Loans.

Compensating Interest:
Each Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans serviced by such Servicer up to the Servicing Fee payable to each Servicer. If any Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments. Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer only to the extent such amounts are deemed recoverable. If any Servicer fails to make any such advance, a successor servicer (which may be the Master Servicer) will be required to do so subject to its determination of recoverability. The Servicers and the successor servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates and eleventh, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available on such Distribution Date and any Net Swap Payments paid by the Swap Provider and available for this purpose.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the certificates. The Required Overcollateralization Amount for the certificates, which will be fully established at issuance, is anticipated to be approximately 5.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 10.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available, will be paid to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Interest Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date after which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the certificates) is equal to or greater than approximately 51.00%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Class	(S / M / D)	Initial CE %*	Targeted CE % On/After Step Down Date*
A	AAA/Aaa/AAA	25.50%	51.00%
M-1	AA+/Aa1/AA(high)	21.40%	42.80%
M-2	AA+/Aa2/AA(high)	17.55%	35.10%
M-3	AA/Aa3/AA	15.15%	30.30%
M-4	AA/A1/AA	13.10%	26.20%
M-5	AA/A2/AA(low)	11.25%	22.50%
M-6	A+/A3/A(high)	9.50%	19.00%
M-7	A/Baa1/A	7.90%	15.80%
M-8	A-/Baa2/A(low)	6.45%	12.90%
M-9	BBB+/Baa3/BBB(high)	5.00%	10.00%

* Approximate

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal remittance required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass- Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicers, Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event, as defined in the Swap Agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of, if any, (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in March 2007 and ending immediately following the Distribution Date occurring in August 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) Group I Cap Schedule and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in March 2007 and ending immediately following the Distribution Date occurring in August 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) Group II Cap Schedule and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $633,135,825. Under the Swap Agreement, commencing on the Distribution Date occurring in September 2007, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to the product of (i) [5.10]% per annum, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the lesser of (a) the aggregate certificate principal balance of the Offered Certificates on the day immediately preceding such Distribution Date, and (b) the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Prepayment Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event occurs, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received by the Securities Administrator from the Swap Provider required to restore or maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 51.00% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero and the Overcollateralization Amount is zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Until the Stepdown Date, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, the Mezzanine Certificates will not receive any principal payments. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 42.80% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 35.10% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 30.30% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 26.20% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 22.50% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 19.00% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 15.80% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 12.90% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 10.00% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
 If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the certificate principal balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the certificate principal balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the Pass-Through Rates on the Certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 31.37% of the Credit Enhancement Percentage of the Class A Certificates.:

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
March 2009 to February 2010	1.85%, plus 1/12th of 2.30% for each month thereafter
March 2010 to February 2011	4.15%, plus 1/12th of 2.40% for each month thereafter
March 2011 to February 2012	6.55%, plus 1/12th of 1.90% for each month thereafter
March 2012 to February 2013	8.45%, plus 1/12th of 0.55% for each month thereafter
March 2013 and thereafter	9.00%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.    Commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.    To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.    To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.    To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.    From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.    From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.    From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.    From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.    From excess interest, if any, commencing on the Distribution Date occurring in September 2007, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.  To pay any remaining amount to the Non-offered Certificates in accordance with the pooling and servicing agreement.

Commencing on the Distribution Date occurring in September 2007, any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid after the Available Distribution Amount as follows:
1.    To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.    To pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.    To pay any principal to the Class A Certificates and the Mezzanine Certificates, in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.
4.    To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
5.    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates remaining unpaid in the same order of priority as described above.
6.    To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.    To pay any remaining amount to the Class CE Certificates.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Group I Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	3/25/2007	382,909,543	7.50
2	4/25/2007	377,439,875	7.50
3	5/25/2007	371,332,825	7.50
4	6/25/2007	364,606,711	7.50
5	7/25/2007	357,286,708	7.50
6	8/25/2007	349,434,594	7.50

Group II Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	3/25/2007	413,524,999	7.50
2	4/25/2007	407,615,373	7.50
3	5/25/2007	401,022,543	7.50
4	6/25/2007	393,767,045	7.50
5	7/25/2007	385,877,153	7.50
6	8/25/2007	377,429,336	7.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Swap Schedule

	Distribution Date	Notional Schedule ($)		Distribution Date	Notional Schedule ($)
1	3/25/2007	-	32	10/25/2009	149,715,551
2	4/25/2007	-	33	11/25/2009	142,247,351
3	5/25/2007	-	34	12/25/2009	135,080,104
4	6/25/2007	-	35	1/25/2010	128,201,369
5	7/25/2007	-	36	2/25/2010	121,599,311
6	8/25/2007	-	37	3/25/2010	115,262,593
7	9/25/2007	633,135,825	38	4/25/2010	109,180,401
8	10/25/2007	608,109,637	39	5/25/2010	103,342,748
9	11/25/2007	583,938,325	40	6/25/2010	97,739,114
10	12/25/2007	560,673,005	41	7/25/2010	92,359,930
11	1/25/2008	538,279,575	42	8/25/2010	87,196,030
12	2/25/2008	516,725,223	43	9/25/2010	82,238,628
13	3/25/2008	495,978,379	44	10/25/2010	77,479,309
14	4/25/2008	475,970,997	45	11/25/2010	72,910,012
15	5/25/2008	456,712,439	46	12/25/2010	68,522,982
16	6/25/2008	438,135,913	47	1/25/2011	64,310,802
17	7/25/2008	420,139,322	48	2/25/2011	60,266,365
18	8/25/2008	401,951,819	49	3/25/2011	56,382,856
19	9/25/2008	379,292,801	50	4/25/2011	52,653,743
20	10/25/2008	334,444,273	51	5/25/2011	49,072,762
21	11/25/2008	294,617,515	52	6/25/2011	45,633,911
22	12/25/2008	260,476,724	53	7/25/2011	42,331,413
23	1/25/2009	233,462,721	54	8/25/2011	39,159,758
24	2/25/2009	222,022,756	55	9/25/2011	36,113,535
25	3/25/2009	211,620,964	56	10/25/2011	33,187,091
26	4/25/2009	201,641,807	57	11/25/2011	30,375,133
27	5/25/2009	192,069,642	58	12/25/2011	27,674,272
28	6/25/2009	182,885,258	59	1/25/2012	25,080,054
29	7/25/2009	174,072,609	60	2/25/2012	22,588,180
30	8/25/2009	165,616,380	61	3/25/2012	-
31	9/25/2009	157,501,915

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (years)	21.54	4.03	2.01	1.30	1.04
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Sep-36	Apr-20	Jan-14	Jan-10	Mar-09

A-2A	Avg Life (years)	17.04	1.69	1.00	0.83	0.66
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Jul-32	Sep-10	Dec-08	Sep-08	Jun-08

A-2B	Avg Life (years)	26.50	4.19	2.00	1.66	1.44
	First Payment Date	Jul-32	Sep-10	Dec-08	Sep-08	Jun-08
	Last Payment Date	Jan-35	Apr-12	May-09	Nov-08	Sep-08

A-2C	Avg Life (years)	29.17	7.41	3.00	1.99	1.65
	First Payment Date	Jan-35	Apr-12	May-09	Nov-08	Sep-08
	Last Payment Date	Sep-36	Jul-17	Jul-12	Jun-09	Nov-08

A-2D	Avg Life (years)	29.57	12.58	6.58	2.65	1.93
	First Payment Date	Sep-36	Jul-17	Jul-12	Jun-09	Nov-08
	Last Payment Date	Sep-36	Apr-20	Jan-14	Feb-10	Apr-09

M-1	Avg Life (years)	28.80	8.56	5.21	4.88	3.41
	First Payment Date	Mar-33	Feb-11	Apr-11	Feb-10	Apr-09
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-2	Avg Life (years)	28.80	8.56	4.96	5.20	3.73
	First Payment Date	Mar-33	Feb-11	Dec-10	Jan-12	Oct-10
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-3	Avg Life (years)	28.80	8.56	4.83	4.78	3.48
	First Payment Date	Mar-33	Feb-11	Oct-10	Jul-11	May-10
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (years)	28.80	8.56	4.77	4.48	3.26
	First Payment Date	Mar-33	Feb-11	Aug-10	Mar-11	Feb-10
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-5	Avg Life (years)	28.80	8.56	4.73	4.30	3.12
	First Payment Date	Mar-33	Feb-11	Jul-10	Dec-10	Dec-09
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-6	Avg Life (years)	28.80	8.56	4.69	4.16	3.02
	First Payment Date	Mar-33	Feb-11	Jun-10	Oct-10	Oct-09
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-7	Avg Life (years)	28.80	8.56	4.67	4.06	2.94
	First Payment Date	Mar-33	Feb-11	Jun-10	Aug-10	Sep-09
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-8	Avg Life (years)	28.80	8.56	4.64	3.98	2.88
	First Payment Date	Mar-33	Feb-11	May-10	Jul-10	Aug-09
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

M-9	Avg Life (years)	28.80	8.56	4.63	3.92	2.83
	First Payment Date	Mar-33	Feb-11	Apr-10	Jun-10	Jul-09
	Last Payment Date	Sep-36	Apr-20	Jan-14	May-12	Nov-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (years)	21.54	4.33	2.19	1.30	1.04
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Sep-36	Aug-33	Jan-23	Jan-10	Mar-09

A-2A	Avg Life (years)	17.04	1.69	1.00	0.83	0.66
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Jul-32	Sep-10	Dec-08	Sep-08	Jun-08

A-2B	Avg Life (years)	26.50	4.19	2.00	1.66	1.44
	First Payment Date	Jul-32	Sep-10	Dec-08	Sep-08	Jun-08
	Last Payment Date	Jan-35	Apr-12	May-09	Nov-08	Sep-08

A-2C	Avg Life (years)	29.17	7.41	3.00	1.99	1.65
	First Payment Date	Jan-35	Apr-12	May-09	Nov-08	Sep-08
	Last Payment Date	Sep-36	Jul-17	Jul-12	Jun-09	Nov-08

A-2D	Avg Life (years)	29.58	15.34	8.33	2.65	1.93
	First Payment Date	Sep-36	Jul-17	Jul-12	Jun-09	Nov-08
	Last Payment Date	Oct-36	Apr-34	Dec-22	Feb-10	Apr-09

M-1	Avg Life (years)	28.80	9.45	5.76	7.67	5.50
	First Payment Date	Mar-33	Feb-11	Apr-11	Feb-10	Apr-09
	Last Payment Date	Oct-36	Aug-31	Apr-21	Sep-19	Jun-16

M-2	Avg Life (years)	28.80	9.43	5.49	5.92	4.37
	First Payment Date	Mar-33	Feb-11	Dec-10	Jan-12	Oct-10
	Last Payment Date	Sep-36	Oct-30	Aug-20	Jul-17	Oct-14

M-3	Avg Life (years)	28.80	9.41	5.35	5.18	3.80
	First Payment Date	Mar-33	Feb-11	Oct-10	Jul-11	May-10
	Last Payment Date	Sep-36	Nov-29	Jan-20	Jan-17	Jun-14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (years)	28.80	9.39	5.28	4.87	3.56
	First Payment Date	Mar-33	Feb-11	Aug-10	Mar-11	Feb-10
	Last Payment Date	Sep-36	Mar-29	Aug-19	Sep-16	Mar-14

M-5	Avg Life (years)	28.80	9.36	5.21	4.67	3.41
	First Payment Date	Mar-33	Feb-11	Jul-10	Dec-10	Dec-09
	Last Payment Date	Sep-36	Jul-28	Feb-19	May-16	Nov-13

M-6	Avg Life (years)	28.80	9.33	5.16	4.52	3.30
	First Payment Date	Mar-33	Feb-11	Jun-10	Oct-10	Oct-09
	Last Payment Date	Sep-36	Nov-27	Sep-18	Dec-15	Aug-13

M-7	Avg Life (years)	28.80	9.28	5.10	4.40	3.20
	First Payment Date	Mar-33	Feb-11	Jun-10	Aug-10	Sep-09
	Last Payment Date	Sep-36	Jan-27	Feb-18	Jul-15	Apr-13

M-8	Avg Life (years)	28.80	9.22	5.04	4.29	3.12
	First Payment Date	Mar-33	Feb-11	May-10	Jul-10	Aug-09
	Last Payment Date	Sep-36	Feb-26	Jul-17	Feb-15	Dec-12

M-9	Avg Life (years)	28.80	9.12	4.97	4.18	3.04
	First Payment Date	Mar-33	Feb-11	Apr-10	Jun-10	Jul-09
	Last Payment Date	Sep-36	Jan-25	Dec-16	Aug-14	Aug-12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	3/25/2007	22.080	46	12/25/2010	16.617
2	4/25/2007	20.226	47	1/25/2011	16.106
3	5/25/2007	20.484	48	2/25/2011	15.929
4	6/25/2007	20.227	49	3/25/2011	16.844
5	7/25/2007	20.485	50	4/25/2011	15.697
6	8/25/2007	20.227	51	5/25/2011	15.865
7	9/25/2007	21.167	52	6/25/2011	15.338
8	10/25/2007	21.081	53	7/25/2011	15.504
9	11/25/2007	20.770	54	8/25/2011	14.971
10	12/25/2007	20.691	55	9/25/2011	14.786
11	1/25/2008	20.379	56	10/25/2011	14.962
12	2/25/2008	20.185	57	11/25/2011	14.420
13	3/25/2008	20.249	58	12/25/2011	14.588
14	4/25/2008	19.803	59	1/25/2012	14.039
15	5/25/2008	19.742	60	2/25/2012	13.847
16	6/25/2008	19.429	61	3/25/2012	12.362
17	7/25/2008	19.375	62	4/25/2012	11.558
18	8/25/2008	19.057	63	5/25/2012	11.933
19	9/25/2008	19.029	64	6/25/2012	11.538
20	10/25/2008	19.895	65	7/25/2012	11.913
21	11/25/2008	19.039	66	8/25/2012	11.519
22	12/25/2008	18.627	67	9/25/2012	11.509
23	1/25/2009	17.898	68	10/25/2012	11.883
24	2/25/2009	17.716	69	11/25/2012	11.490
25	3/25/2009	18.355	70	12/25/2012	11.863
26	4/25/2009	17.920	71	1/25/2013	11.470
27	5/25/2009	18.001	72	2/25/2013	11.461
28	6/25/2009	17.586	73	3/25/2013	12.678
29	7/25/2009	17.663	74	4/25/2013	11.441
30	8/25/2009	17.250	75	5/25/2013	11.812
31	9/25/2009	17.179	76	6/25/2013	11.422
32	10/25/2009	18.115	77	7/25/2013	11.792
33	11/25/2009	17.677	78	8/25/2013	11.402
34	12/25/2009	17.793	79	9/25/2013	11.392
35	1/25/2010	17.336	80	10/25/2013	11.762
36	2/25/2010	17.169	81	11/25/2013	11.373
37	3/25/2010	18.035	82	12/25/2013	11.741
38	4/25/2010	17.497	83	1/25/2014	11.353
39	5/25/2010	17.652
40	6/25/2010	17.161
41	7/25/2010	17.309
42	8/25/2010	16.814
43	9/25/2010	16.650
44	10/25/2010	16.963
45	11/25/2010	16.459

*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month Libor: 20%
*Includes Net Swap Payments received from the Swap Provider
*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	3/25/2007	22.111	46	12/25/2010	16.165
2	4/25/2007	20.251	47	1/25/2011	15.670
3	5/25/2007	20.510	48	2/25/2011	15.495
4	6/25/2007	20.252	49	3/25/2011	16.379
5	7/25/2007	20.512	50	4/25/2011	15.246
6	8/25/2007	20.254	51	5/25/2011	15.400
7	9/25/2007	21.195	52	6/25/2011	14.888
8	10/25/2007	21.110	53	7/25/2011	15.044
9	11/25/2007	20.798	54	8/25/2011	14.540
10	12/25/2007	20.721	55	9/25/2011	14.371
11	1/25/2008	20.408	56	10/25/2011	14.587
12	2/25/2008	20.215	57	11/25/2011	14.069
13	3/25/2008	20.282	58	12/25/2011	14.226
14	4/25/2008	19.835	59	1/25/2012	13.691
15	5/25/2008	19.775	60	2/25/2012	13.503
16	6/25/2008	19.458	61	3/25/2012	12.002
17	7/25/2008	19.405	62	4/25/2012	11.237
18	8/25/2008	19.144	63	5/25/2012	11.606
19	9/25/2008	19.157	64	6/25/2012	11.223
20	10/25/2008	19.724	65	7/25/2012	11.589
21	11/25/2008	18.868	66	8/25/2012	11.210
22	12/25/2008	18.457	67	9/25/2012	11.206
23	1/25/2009	17.739	68	10/25/2012	11.589
24	2/25/2009	17.577	69	11/25/2012	11.210
25	3/25/2009	18.215	70	12/25/2012	11.574
26	4/25/2009	17.703	71	1/25/2013	11.193
27	5/25/2009	17.774	72	2/25/2013	11.188
28	6/25/2009	17.366	73	3/25/2013	12.382
29	7/25/2009	17.438	74	4/25/2013	11.191
30	8/25/2009	17.056	75	5/25/2013	11.559
31	9/25/2009	17.039	76	6/25/2013	11.181
32	10/25/2009	17.775	77	7/25/2013	11.544
33	11/25/2009	17.344	78	8/25/2013	11.163
34	12/25/2009	17.449	79	9/25/2013	11.154
35	1/25/2010	17.004	80	10/25/2013	11.517
36	2/25/2010	16.855	81	11/25/2013	11.137
37	3/25/2010	17.718	82	12/25/2013	11.501
38	4/25/2010	17.075	83	1/25/2014	11.121
39	5/25/2010	17.214
40	6/25/2010	16.738
41	7/25/2010	16.873
42	8/25/2010	16.395
43	9/25/2010	16.249
44	10/25/2010	16.509
45	11/25/2010	16.020

*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month Libor: 20%
*Includes Net Swap Payments received from the Swap Provider
*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	3/25/2007	22.096	46	12/25/2010	16.383
2	4/25/2007	20.239	47	1/25/2011	15.880
3	5/25/2007	20.498	48	2/25/2011	15.704
4	6/25/2007	20.240	49	3/25/2011	16.603
5	7/25/2007	20.499	50	4/25/2011	15.463
6	8/25/2007	20.241	51	5/25/2011	15.624
7	9/25/2007	21.182	52	6/25/2011	15.105
8	10/25/2007	21.096	53	7/25/2011	15.266
9	11/25/2007	20.785	54	8/25/2011	14.748
10	12/25/2007	20.706	55	9/25/2011	14.571
11	1/25/2008	20.394	56	10/25/2011	14.768
12	2/25/2008	20.201	57	11/25/2011	14.239
13	3/25/2008	20.266	58	12/25/2011	14.400
14	4/25/2008	19.819	59	1/25/2012	13.856
15	5/25/2008	19.759	60	2/25/2012	13.666
16	6/25/2008	19.444	61	3/25/2012	12.173
17	7/25/2008	19.391	62	4/25/2012	11.389
18	8/25/2008	19.102	63	5/25/2012	11.761
19	9/25/2008	19.095	64	6/25/2012	11.372
20	10/25/2008	19.806	65	7/25/2012	11.742
21	11/25/2008	18.950	66	8/25/2012	11.356
22	12/25/2008	18.539	67	9/25/2012	11.350
23	1/25/2009	17.816	68	10/25/2012	11.728
24	2/25/2009	17.644	69	11/25/2012	11.342
25	3/25/2009	18.282	70	12/25/2012	11.711
26	4/25/2009	17.807	71	1/25/2013	11.324
27	5/25/2009	17.883	72	2/25/2013	11.317
28	6/25/2009	17.472	73	3/25/2013	12.522
29	7/25/2009	17.546	74	4/25/2013	11.309
30	8/25/2009	17.149	75	5/25/2013	11.679
31	9/25/2009	17.106	76	6/25/2013	11.295
32	10/25/2009	17.939	77	7/25/2013	11.661
33	11/25/2009	17.504	78	8/25/2013	11.276
34	12/25/2009	17.615	79	9/25/2013	11.267
35	1/25/2010	17.163	80	10/25/2013	11.633
36	2/25/2010	17.006	81	11/25/2013	11.248
37	3/25/2010	17.870	82	12/25/2013	11.615
38	4/25/2010	17.278	83	1/25/2014	11.230
39	5/25/2010	17.425
40	6/25/2010	16.941
41	7/25/2010	17.083
42	8/25/2010	16.597
43	9/25/2010	16.442
44	10/25/2010	16.728
45	11/25/2010	16.232

*PPC: 100% (ARM); PPC: 100% (Fixed)
*1 Month LIBOR: 20%
*6 Month Libor: 20%
*Includes Net Swap Payments received from the Swap Provider
*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	357	5.3200	5.3800	357	45	502	4.9500	5.0243	501
2	251	5.3455	5.3669	248	46	513	4.9470	5.0359	512
3	268	5.3427	5.3445	266	47	500	4.9450	5.0494	501
4	251	5.3264	5.3183	251	48	499	4.9447	5.0637	501
5	269	5.3238	5.2742	269	49	536	5.0234	5.0770	532
6	252	5.2620	5.2310	257	50	498	5.0251	5.0779	499
7	288	5.2383	5.1891	288	51	510	5.0240	5.0772	511
8	289	5.2139	5.1546	290	52	496	5.0242	5.0772	498
9	287	5.1870	5.1225	288	53	509	5.0243	5.0764	510
10	290	5.0861	5.0884	292	54	495	5.0236	5.0761	498
11	287	5.0510	5.0673	290	55	495	5.0232	5.0755	498
12	287	5.0223	5.0482	290	56	511	5.0227	5.0831	514
13	293	5.0416	5.0278	296	57	497	5.0224	5.0927	501
14	287	5.0167	5.0030	291	58	510	5.0211	5.1011	514
15	290	4.9906	4.9769	295	59	495	5.0206	5.1115	500
16	287	4.9645	4.9508	292	60	494	5.0198	5.1196	500
17	291	4.9379	4.9244	297	61	523	5.0736	5.1292	527
18	291	4.9121	4.8988	298	62	488	5.0747	5.1304	496
19	320	4.8845	4.8729	328	63	505	5.0746	5.1297	512
20	450	4.8604	4.8740	458	64	487	5.0758	5.1300	494
21	445	4.8354	4.8807	455	65	503	5.0748	5.1298	511
22	450	4.8093	4.8899	462	66	486	5.0751	5.1295	493
23	441	4.7857	4.8994	456	67	485	5.0754	5.1299	493
24	442	4.7607	4.9121	458	68	502	5.0744	5.1415	510
25	470	4.9063	4.9277	477	69	484	5.0745	5.1552	493
26	473	4.8958	4.9169	467	70	501	5.0741	5.1694	509
27	482	4.8841	4.9047	475	71	483	5.0736	5.1851	492
28	474	4.8710	4.8921	469	72	482	5.0737	5.1993	491
29	482	4.8602	4.8810	477	73	534	5.1571	5.2162	535
30	474	4.8490	4.8699	471	74	481	5.1590	5.2175	487
31	478	4.8367	4.8584	475	75	498	5.1594	5.2176	503
32	520	4.8252	4.8769	514	76	480	5.1608	5.2191	486
33	512	4.8141	4.9016	508	77	497	5.1606	5.2183	502
34	522	4.8023	4.9277	517	78	479	5.1614	5.2188	485
35	513	4.7916	4.9544	510	79	479	5.1617	5.2193	484
36	513	4.7917	4.9856	511	80	496	5.1616	5.2265	501
37	543	4.9669	5.0141	533	81	478	5.1628	5.2354	483
38	507	4.9659	5.0130	502	82	495	5.1621	5.2458	500
39	507	4.9638	5.0110	503	83	477	5.1620	5.2537	482
40	500	4.9616	5.0082	497
41	513	4.9591	5.0055	511
42	502	4.9571	5.0037	501
43	502	4.9547	5.0008	501
44	514	4.9526	5.0107	512
*Includes Net Swap Payments received from and paid to the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Prepayment Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
- Defaults are in addition to prepayments
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	40.42	24.93
M-2	31.72	21.81
M-3	27.12	19.87
M-4	23.59	18.21
M-5	20.68	16.71
M-6	18.07	15.24
M-7	15.72	13.80
M-8	13.83	12.56
M-9	12.44	11.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	4,937	Index Type:
Aggregate Principal Balance:	$796,434,542	6 Month LIBOR:	72.82%
Conforming Principal Balance Loans:	$676,793,982	Fixed Rate:	27.18%
Average Principal Balance:	$161,320	W.A. Initial Periodic Cap**:	2.977%
Range:	$10,687 - $1,042,990	W.A. Subsequent Periodic Cap**:	1.095%
W.A. Coupon:	8.514%	W.A. Lifetime Rate Cap**:	6.228%
Range:	5.750% - 14.800%	Property Type:
W.A. Gross Margin:	6.672%	Single Family:	72.10%
Range:	3.000% - 9.700%	PUD:	13.22%
W.A. Remaining Term (months):	346	2-4 Family:	9.02%
Range (months):	112 - 357	Condo:	5.41%
W.A. Seasoning (months):	6	Townhouse:	0.23%
Latest Maturity Date:	November 1, 2036	Rowhouse:	0.02%
State Concentration (Top 5):		Occupancy Status:
California:	21.37%	Primary:	92.66%
Florida:	11.72%	Investment:	6.75%
Illinois:	7.63%	Second Home:	0.59%
Texas:	7.49%	Documentation Status:
New York:	5.10%	Full:	45.92%
W.A. Original Combined LTV:	81.34%	Stated:	38.86%
Range:	12.31% - 100.00%	Limited:	2.60%
First Liens:	95.08%	No Documentation:	12.62%
Second Liens:	4.92%	Non-Zero W.A. Prepayment Penalty - Term (months):	28
Non-Balloon Loans:	58.02%	Loans with Prepay Penalties:	68.98%
Non-Zero W.A. FICO Score:	632	Interest Only Loans:	8.98%
		Non-Zero W.A. Interest Only Term (months):	64
*	Subject to a permitted variance of +/- 10%
**	ARM loans only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
The CIT Group/Consumer Finance, Inc	2,311	303,279,312	38.08	8.450	634	81.64
Peoples Choice Home Loan, Inc	968	195,009,525	24.49	8.347	638	80.45
First NLC Financial Services, LLC	837	136,335,314	17.12	8.614	627	81.45
Impac Funding Corporation	324	66,074,319	8.30	8.843	625	81.63
Other	497	95,736,073	12.02	8.687	625	81.87
Total:	4,937	796,434,542	100.00	8.514	632	81.34

Collateral Type*

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	49,928	0.01	8.100	668	64.81
Fixed - 15 Year	70	5,141,379	0.65	8.793	622	71.32
Fixed - 20 Year	52	4,290,616	0.54	8.319	625	77.72
Fixed - 30 Year	1,261	132,211,722	16.60	8.646	630	80.21
Fixed - 30 Year IO	2	599,500	0.08	8.393	680	82.93
Balloon - 15/30	469	27,097,114	3.40	11.686	658	99.64
Balloon - 30/40	263	43,323,597	5.44	8.002	630	78.19
Balloon - 30/50	24	3,753,650	0.47	8.024	654	83.42
ARM - 1 Year/6 Month	2	183,320	0.02	9.308	596	85.24
ARM - 1 Year/6 Month 30/40 Balloon	1	223,649	0.03	9.430	675	80.00
ARM - 2 Year/6 Month	1,154	187,806,695	23.58	8.788	617	81.87
ARM - 2 Year/6 Month IO	182	50,458,047	6.34	7.869	662	79.43
ARM - 2 Year/6 Month 30/40 Balloon	779	187,294,277	23.52	8.225	630	81.12
ARM - 2 Year/6 Month 40/10**	6	1,852,930	0.23	8.557	615	84.08
ARM - 2 Year/6 Month 30/50 Balloon	69	19,061,591	2.39	7.795	659	82.84
ARM - 3 Year/6 Month	294	53,011,453	6.66	8.701	621	80.81
ARM - 3 Year/6 Month IO	44	12,179,261	1.53	7.860	658	79.61
ARM - 3 Year/6 Month 30/40 Balloon	120	33,128,352	4.16	8.232	635	82.01
ARM - 3 Year/6 Month 40/10**	4	1,395,909	0.18	7.442	719	79.85
ARM - 3 Year/6 Month 30/50 Balloon	50	12,043,715	1.51	8.104	652	80.85
ARM - 5 Year/6 Month	23	4,524,689	0.57	8.388	616	71.57
ARM - 5 Year/6 Month IO	19	5,190,807	0.65	7.484	685	76.38
* Collateral Type continued on next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
ARM - 5 Year/6 Month 30/40 Balloon	29	7,006,956	0.88	7.741	624	78.76
ARM - 5 Year/6 Month 40/10**	1	95,855	0.01	9.300	640	95.00
ARM - 5 Year/6 Month 30/50 Balloon	5	987,668	0.12	7.593	686	66.18
ARM - 10 Year/6 Month IO	11	3,114,698	0.39	6.855	679	80.06
ARM - 10 Year/6 Month 30/40 Balloon	2	407,165	0.05	8.254	590	73.27
Total:	4,937	796,434,542	100.00	8.514	632	81.34
** Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter on a 240 month remaining term to maturity

IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	4,679	724,892,230	91.02	8.585	629	81.54
60	235	64,839,162	8.14	7.879	663	79.49
84	10	3,064,953	0.38	7.079	680	76.39
120	13	3,638,198	0.46	6.996	676	78.32
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	359	12,245,766	1.54	11.175	647	95.72
50,000.01 - 100,000.00	1,661	121,620,070	15.27	9.278	626	82.88
100,000.01 - 150,000.00	918	112,903,034	14.18	8.685	627	81.42
150,000.01 - 200,000.00	675	117,106,498	14.70	8.498	629	80.54
200,000.01 - 250,000.00	414	92,703,195	11.64	8.291	626	79.41
250,000.01 - 300,000.00	287	78,572,092	9.87	8.170	632	79.95
300,000.01 - 350,000.00	197	63,800,440	8.01	8.092	635	80.85
350,000.01 - 400,000.00	129	47,824,846	6.00	8.138	634	81.47
400,000.01 - 450,000.00	97	41,068,640	5.16	8.307	629	81.32
450,000.01 - 500,000.00	92	43,779,078	5.50	8.001	652	81.13
500,000.01 - 550,000.00	40	20,937,870	2.63	7.926	642	84.17
550,000.01 - 600,000.00	29	16,616,188	2.09	7.991	654	83.42
600,000.01 - 650,000.00	18	11,258,394	1.41	8.592	641	83.34
650,000.01 - 700,000.00	8	5,429,736	0.68	8.343	642	81.96
700,000.01 - 750,000.00	5	3,657,715	0.46	8.715	660	84.33
750,000.01 - 800,000.00	3	2,325,378	0.29	8.907	681	80.00
800,000.01 - 850,000.00	2	1,688,210	0.21	8.661	631	76.98
850,000.01 - 900,000.00	1	857,918	0.11	9.650	572	50.00
950,000.01 - 1,000,000.00	1	996,484	0.13	8.750	613	55.56
1,000,000.01 or greater	1	1,042,990	0.13	7.250	644	61.75
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	367	12,642,860	1.59	11.094	647	95.03
50,000.01 - 100,000.00	1,662	122,119,761	15.33	9.269	626	82.90
100,000.01 - 150,000.00	911	112,305,634	14.10	8.695	627	81.43
150,000.01 - 200,000.00	675	117,206,347	14.72	8.494	629	80.45
200,000.01 - 250,000.00	413	92,553,803	11.62	8.297	626	79.52
250,000.01 - 300,000.00	288	78,921,622	9.91	8.161	633	80.01
300,000.01 - 350,000.00	198	64,250,007	8.07	8.081	635	80.76
350,000.01 - 400,000.00	128	47,575,184	5.97	8.152	633	81.54
400,000.01 - 450,000.00	95	40,269,362	5.06	8.317	630	81.27
450,000.01 - 500,000.00	92	43,779,078	5.50	8.001	652	81.13
500,000.01 - 550,000.00	41	21,487,306	2.70	7.936	643	84.06
550,000.01 - 600,000.00	28	16,066,752	2.02	7.980	653	83.53
600,000.01 - 650,000.00	18	11,258,394	1.41	8.592	641	83.34
650,000.01 - 700,000.00	8	5,429,736	0.68	8.343	642	81.96
700,000.01 - 750,000.00	5	3,657,715	0.46	8.715	660	84.33
750,000.01 - 800,000.00	3	2,325,378	0.29	8.907	681	80.00
800,000.01 - 850,000.00	2	1,688,210	0.21	8.661	631	76.98
850,000.01 - 900,000.00	1	857,918	0.11	9.650	572	50.00
950,000.01 - 1,000,000.00	1	996,484	0.13	8.750	613	55.56
1,000,000.01 or greater	1	1,042,990	0.13	7.250	644	61.75
Total:	4,937	796,434,542	100.00	8.514	632	81.34

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	49,928	0.01	8.100	668	64.81
121 - 180	540	32,316,679	4.06	11.215	652	95.09
181 - 240	52	4,290,616	0.54	8.319	625	77.72
301 - 360	4,344	759,777,319	95.40	8.400	631	80.78
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	7	2,358,764	0.30	5.971	697	73.96
6.000 - 6.499	27	7,501,685	0.94	6.314	659	73.13
6.500 - 6.999	153	40,816,175	5.12	6.827	663	75.69
7.000 - 7.499	432	89,494,844	11.24	7.274	653	77.24
7.500 - 7.999	916	173,175,415	21.74	7.764	643	79.07
8.000 - 8.499	685	123,556,781	15.51	8.241	634	79.76
8.500 - 8.999	827	145,353,560	18.25	8.728	623	80.77
9.000 - 9.499	440	65,468,766	8.22	9.220	612	83.71
9.500 - 9.999	509	71,158,428	8.93	9.721	603	85.83
10.000 - 10.499	212	22,450,809	2.82	10.218	602	88.66
10.500 - 10.999	189	20,644,806	2.59	10.702	609	89.43
11.000 - 11.499	163	11,637,107	1.46	11.236	643	93.67
11.500 - 11.999	120	8,019,492	1.01	11.717	633	97.74
12.000 - 12.499	109	6,528,186	0.82	12.229	631	99.12
12.500 - 12.999	76	4,526,652	0.57	12.725	622	99.83
13.000 - 13.499	45	2,310,243	0.29	13.182	618	99.97
13.500 - 13.999	13	587,746	0.07	13.653	625	99.61
14.000 - 14.499	8	453,400	0.06	14.248	600	100.00
14.500 - 14.999	6	391,681	0.05	14.610	596	100.00
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	103	13,301,817	1.67	8.352	608	41.19
50.01 - 55.00	51	9,225,469	1.16	8.010	594	52.79
55.01 - 60.00	82	15,492,610	1.95	7.991	620	57.77
60.01 - 65.00	98	16,969,228	2.13	7.847	620	63.11
65.01 - 70.00	153	27,674,841	3.47	8.129	605	68.57
70.01 - 75.00	262	49,155,203	6.17	8.368	600	73.98
75.01 - 80.00	2,249	393,892,915	49.46	8.082	644	79.81
80.01 - 85.00	343	60,489,650	7.60	8.612	609	84.33
85.01 - 90.00	547	104,822,600	13.16	8.854	623	89.60
90.01 - 95.00	258	40,702,506	5.11	9.120	635	94.69
95.01 - 100.00	791	64,707,702	8.12	10.803	646	99.92
Total:	4,937	796,434,542	100.00	8.514	632	81.34

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	69	10,699,170	1.34	9.565	514	72.32
525 - 549	210	33,071,508	4.15	9.413	539	75.69
550 - 574	358	54,987,929	6.90	8.936	562	77.96
575 - 599	633	105,966,223	13.31	8.781	588	80.80
600 - 624	925	142,240,125	17.86	8.530	613	82.31
625 - 649	1,155	182,822,925	22.96	8.458	637	82.26
650 - 674	788	123,403,202	15.49	8.325	660	82.34
675 - 699	402	68,630,369	8.62	8.151	687	82.16
700 - 724	216	40,423,310	5.08	8.016	711	82.17
725 - 749	104	16,480,863	2.07	8.102	735	80.94
750 - 774	49	11,455,556	1.44	7.859	760	82.51
775 - 799	26	5,964,397	0.75	8.232	786	82.04
800 - 824	2	288,965	0.04	8.197	802	80.00
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	582	170,194,939	21.37	8.134	638	79.74
Florida	564	93,308,038	11.72	8.750	629	80.12
Illinois	352	60,772,562	7.63	8.802	636	83.17
Texas	592	59,643,830	7.49	8.709	624	80.42
New York	152	40,581,469	5.10	8.458	648	79.29
Ohio	310	33,702,106	4.23	8.407	626	83.47
Arizona	175	30,749,211	3.86	8.488	634	81.74
Georgia	197	27,725,909	3.48	8.438	636	83.33
Nevada	139	27,160,913	3.41	8.133	644	81.36
Maryland	131	26,270,516	3.30	8.551	625	80.99
New Jersey	107	24,091,960	3.02	8.787	629	84.15
Michigan	226	23,770,616	2.98	8.828	622	83.94
Pennsylvania	166	18,945,651	2.38	8.650	615	81.47
North Carolina	154	16,855,542	2.12	8.449	625	81.48
Virginia	103	16,061,846	2.02	8.477	641	79.86
Colorado	102	15,430,014	1.94	8.279	636	82.47
Washington	67	12,637,862	1.59	8.406	615	80.22
Missouri	130	12,107,210	1.52	9.028	616	84.91
Tennessee	83	10,109,630	1.27	8.768	625	84.09
Oklahoma	82	7,390,951	0.93	8.807	619	82.83
South Carolina	63	7,244,105	0.91	8.448	638	81.71
Hawaii	17	6,632,038	0.83	7.897	640	78.10
Indiana	85	6,224,885	0.78	8.808	642	84.00
Massachusetts	26	6,056,449	0.76	8.858	617	86.01
Kentucky	65	5,782,102	0.73	8.674	620	84.47
Connecticut	25	5,503,130	0.69	8.692	634	80.28
Oregon	33	5,184,209	0.65	8.430	637	82.09
Louisiana	41	4,040,857	0.51	9.248	630	85.34
Utah	19	3,252,805	0.41	8.360	639	83.40
Minnesota	21	3,149,465	0.40	8.648	634	83.53
New Mexico	16	2,618,170	0.33	8.816	603	81.69
Arkansas	28	2,600,972	0.33	8.556	627	82.55
Kansas	18	2,558,173	0.32	8.918	612	82.65
Rhode Island	6	1,180,799	0.15	9.353	620	82.82
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
West Virginia	10	1,104,275	0.14	8.763	628	84.36
Wisconsin	11	988,032	0.12	9.812	618	85.90
Alaska	3	886,203	0.11	7.903	653	73.46
Delaware	6	794,256	0.10	8.810	633	83.38
Alabama	6	721,320	0.09	10.391	571	85.00
Nebraska	8	586,445	0.07	9.661	582	87.00
District of Columbia	2	540,659	0.07	8.781	571	83.93
Montana	2	382,962	0.05	9.274	566	74.37
Iowa	4	311,557	0.04	8.779	622	86.69
Mississippi	4	284,116	0.04	9.640	588	87.37
Wyoming	1	100,662	0.01	10.250	565	80.00
Maine	1	99,727	0.01	6.999	608	51.28
Idaho	2	95,397	0.01	8.927	673	87.11
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	4,527	737,961,925	92.66	8.474	631	81.25
Investment	389	53,798,175	6.75	9.032	649	82.68
Second Home	21	4,674,442	0.59	8.897	640	79.89
Total:	4,937	796,434,542	100.00	8.514	632	81.34

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	2,605	365,705,434	45.92	8.325	619	81.63
Stated Documentation	1,535	309,461,524	38.86	8.741	642	81.00
No Documentation	701	100,542,828	12.62	8.551	653	80.96
Limited Documentation	96	20,724,756	2.60	8.293	619	83.34
Total:	4,937	796,434,542	100.00	8.514	632	81.34

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	2,338	397,983,140	49.97	8.401	618	78.94
Purchase	2,328	354,577,754	44.52	8.684	648	84.02
Refinance - Rate Term	271	43,873,648	5.51	8.165	632	81.49
Total:	4,937	796,434,542	100.00	8.514	632	81.34

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	3,758	574,213,336	72.10	8.501	629	81.23
PUD	554	105,287,059	13.22	8.363	638	82.10
2-4 Family	322	71,861,498	9.02	8.709	641	80.34
Condo	281	43,056,069	5.41	8.687	640	82.60
Townhouse	19	1,819,471	0.23	9.454	605	85.08
Rowhouse	3	197,109	0.02	8.595	608	65.96
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
July 2007	1	89,456	0.02	8.950	603	75.00
October 2007	2	317,514	0.05	9.495	650	84.43
March 2008	92	13,843,215	2.39	8.179	627	82.28
April 2008	45	8,308,544	1.43	7.930	634	80.62
May 2008	44	6,349,413	1.09	8.605	623	83.53
June 2008	40	9,329,654	1.61	8.164	620	80.55
July 2008	103	22,589,969	3.90	8.685	632	83.04
August 2008	228	52,383,517	9.03	8.429	627	81.43
September 2008	880	203,877,988	35.15	8.409	629	80.93
October 2008	756	129,334,939	22.30	8.404	632	81.51
November 2008	2	456,301	0.08	7.322	653	80.00
March 2009	3	262,820	0.05	8.745	641	88.09
April 2009	2	258,408	0.04	7.557	639	87.43
May 2009	2	331,458	0.06	7.834	663	80.00
June 2009	3	1,191,803	0.21	8.455	624	76.28
July 2009	11	2,457,271	0.42	8.582	632	84.22
August 2009	70	15,310,922	2.64	8.232	656	78.28
September 2009	370	81,547,632	14.06	8.415	630	81.09
October 2009	51	10,398,374	1.79	8.407	637	84.07
March 2011	6	1,015,438	0.18	7.301	643	79.38
April 2011	1	131,512	0.02	7.200	672	80.00
May 2011	1	49,750	0.01	9.150	580	84.75
June 2011	1	496,000	0.09	6.990	701	80.00
July 2011	5	2,300,113	0.40	6.925	692	78.15
August 2011	7	2,318,679	0.40	8.717	648	69.88
September 2011	35	6,897,551	1.19	7.989	628	74.63
October 2011	21	4,596,932	0.79	7.810	634	77.23
May 2016	4	552,628	0.10	6.810	672	71.11
June 2016	3	1,028,576	0.18	6.961	653	80.73
July 2016	1	640,000	0.11	6.650	760	84.77
September 2016	1	292,500	0.05	7.850	629	90.00
October 2016	4	1,008,158	0.17	7.178	638	75.66
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	2	151,446	0.03	7.857	603	80.00
3.500 - 3.999	5	1,610,131	0.28	6.044	678	74.28
4.000 - 4.499	8	1,897,856	0.33	6.414	705	77.99
4.500 - 4.999	50	12,513,008	2.16	7.175	647	80.68
5.000 - 5.499	114	24,594,838	4.24	7.533	651	79.63
5.500 - 5.999	458	100,431,468	17.32	8.051	640	80.85
6.000 - 6.499	401	82,356,631	14.20	7.802	642	78.31
6.500 - 6.999	634	135,379,718	23.34	8.324	629	80.53
7.000 - 7.499	413	82,534,955	14.23	8.648	628	82.01
7.500 - 7.999	581	116,313,663	20.06	9.069	619	82.93
8.000 - 8.499	81	16,561,060	2.86	9.311	600	83.90
8.500 - 8.999	33	3,962,509	0.68	10.351	615	91.00
9.000 - 9.499	13	1,498,604	0.26	10.764	556	83.77
9.500 - 9.999	2	161,148	0.03	11.460	661	98.25
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	1	126,811	0.02	7.400	764	80.00
11.500 - 11.999	13	3,214,614	0.55	6.536	677	74.85
12.000 - 12.499	12	3,089,229	0.53	6.534	656	79.25
12.500 - 12.999	112	30,086,167	5.19	6.855	664	77.57
13.000 - 13.499	211	49,671,094	8.56	7.265	652	78.16
13.500 - 13.999	430	93,878,687	16.19	7.709	644	78.89
14.000 - 14.499	437	91,774,542	15.82	8.082	637	79.81
14.500 - 14.999	556	122,493,802	21.12	8.480	630	81.21
15.000 - 15.499	320	62,903,900	10.85	8.881	625	83.18
15.500 - 15.999	353	67,629,551	11.66	9.316	613	84.68
16.000 - 16.499	140	21,543,117	3.71	9.717	591	84.88
16.500 - 16.999	124	21,481,947	3.70	10.097	588	83.74
17.000 - 17.499	39	5,719,364	0.99	10.519	580	85.77
17.500 - 17.999	34	5,098,283	0.88	10.847	593	87.82
18.000 - 18.499	11	1,007,768	0.17	11.351	570	88.07
18.500 - 18.999	2	248,161	0.04	11.681	562	87.74
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.500 - 3.999	5	1,599,372	0.28	6.156	681	74.68
4.000 - 4.499	6	1,374,805	0.24	6.134	704	76.65
4.500 - 4.999	33	7,568,296	1.30	6.874	657	80.76
5.000 - 5.499	77	16,137,843	2.78	7.195	667	79.95
5.500 - 5.999	207	41,258,956	7.11	7.689	648	79.52
6.000 - 6.499	206	32,772,989	5.65	8.038	638	80.29
6.500 - 6.999	270	51,666,912	8.91	7.828	645	79.03
7.000 - 7.499	318	65,597,006	11.31	7.903	642	80.06
7.500 - 7.999	468	103,763,323	17.89	8.082	638	80.94
8.000 - 8.499	325	74,267,186	12.81	8.378	631	80.47
8.500 - 8.999	397	91,087,110	15.71	8.794	620	81.04
9.000 - 9.499	165	34,400,502	5.93	9.297	605	83.69
9.500 - 9.999	187	38,230,175	6.59	9.744	596	84.52
10.000 - 10.499	59	9,168,051	1.58	10.241	589	88.25
10.500 - 10.999	52	8,829,990	1.52	10.681	597	88.22
11.000 - 11.499	11	1,059,959	0.18	11.183	562	86.18
11.500 - 11.999	8	1,070,752	0.18	11.635	585	89.58
12.000 - 12.499	1	113,808	0.02	12.200	615	95.00
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	10	1,871,376	0.32	7.324	653	80.77
2.000	34	9,579,711	1.65	7.657	669	80.45
2.200	1	63,422	0.01	11.400	528	85.00
2.490	1	170,807	0.03	9.500	562	90.00
3.000	2,748	567,950,404	97.93	8.392	630	81.09
3.050	1	331,315	0.06	7.500	624	80.00
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	2,296	469,368,929	80.93	8.360	632	81.27
1.500	499	110,598,107	19.07	8.445	625	80.31
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	2	234,229	0.04	10.014	553	88.65
3.500 - 3.999	2	256,626	0.04	8.688	623	88.88
4.000 - 4.499	18	2,237,948	0.39	9.141	635	82.60
4.500 - 4.999	6	744,105	0.13	8.991	648	83.77
5.000 - 5.499	21	2,925,821	0.50	8.689	617	82.74
5.500 - 5.999	39	8,050,980	1.39	8.376	635	81.28
6.000 - 6.499	2,067	421,743,900	72.72	8.363	632	81.14
6.500 - 6.999	10	2,083,595	0.36	7.959	599	80.89
7.000 - 7.499	629	141,635,941	24.42	8.397	628	80.80
7.500 - 7.999	1	53,889	0.01	10.250	647	95.00
Total:	2,795	579,967,036	100.00	8.376	631	81.08
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,604	247,060,778	31.02	8.739	632	82.15
6	3	625,198	0.08	8.829	607	74.48
12	118	30,787,679	3.87	8.712	634	80.91
24	1,607	292,371,748	36.71	8.406	632	81.86
30	11	2,209,064	0.28	8.081	622	80.01
36	1,594	223,380,076	28.05	8.384	631	79.87
Total:	4,937	796,434,542	100.00	8.514	632	81.34

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

SUMMARY - GROUP 1 POOL*
Number of Mortgage Loans:	2,607	Index Type:
Aggregate Principal Balance:	$382,909,543	6 Month LIBOR:	75.01%
Conforming Principal Balance Loans:	$382,909,543	Fixed Rate:	24.99%
Average Principal Balance:	$146,877	W.A. Initial Periodic Cap**:	2.981%
Range:	$13,473 - $671,069	W.A. Subsequent Periodic Cap**:	1.090%
W.A. Coupon:	8.501%	W.A. Lifetime Rate Cap**:	6.216%
Range:	5.750% - 14.500%	Property Type:
W.A. Gross Margin:	6.702%	Single Family:	71.10%
Range:	3.000% - 9.700%	PUD:	12.57%
W.A. Remaining Term (months):	352	2-4 Family:	10.81%
Range (months):	170 - 357	Condo:	5.19%
W.A. Seasoning (months):	6	Townhouse:	0.29%
Latest Maturity Date:	November 1, 2036	Rowhouse:	0.04%
State Concentration (Top 5):		Occupancy Status:
California:	13.13%	Primary:	88.81%
Florida:	10.65%	Investment:	10.52%
Illinois:	10.31%	Second Home:	0.67%
Texas:	7.66%	Documentation Status:
Ohio:	4.72%	Full:	51.19%
W.A. Original Combined LTV:	80.50%	Stated:	34.00%
Range:	17.31% - 100.00%	None:	12.61%
First Liens:	97.68%	Limited:	2.20%
Second Liens:	2.32%	Non-Zero W.A. Prepayment Penalty - Term (months):	28
Non-Balloon Loans:	65.48%	Loans with Prepay Penalties:	64.41%
Non-Zero W.A. FICO Score:	623	Interest Only Loans:	6.74%
		Non-Zero W.A. Interest Only Term (months):	60
*	Subject to a permitted variance of +/- 10%
**	ARM loans only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
The CIT Group/Consumer Finance, Inc	1,305	161,898,840	42.28	8.505	629	81.65
Peoples Choice Home Loan, Inc	566	99,907,372	26.09	8.270	625	77.74
First NLC Financial Services, LLC	416	61,714,801	16.12	8.624	619	81.47
Lime Financial Services, LTD	114	17,739,336	4.63	8.911	604	82.29
Other	206	41,649,194	10.88	8.683	610	80.48
Total:	2,607	382,909,543	100.00	8.501	623	80.50

Collateral Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 20 Year	1	22,239	0.01	13.140	629	100.00
Fixed - 30 Year	831	87,268,397	22.79	8.513	627	79.24
Balloon - 15/30	118	4,580,496	1.20	11.705	654	99.84
Balloon - 30/40	32	3,590,153	0.94	8.222	642	78.35
Balloon - 30/50	2	233,262	0.06	7.461	683	80.00
ARM - 2 Year/6 Month	739	107,200,933	28.00	8.846	611	81.31
ARM - 2 Year/6 Month IO	86	19,038,621	4.97	7.744	649	79.39
ARM - 2 Year/6 Month 30/40 Balloon	463	93,994,811	24.55	8.269	624	80.49
ARM - 2 Year/6 Month 40/10*	5	1,156,197	0.30	8.320	619	80.51
ARM - 2 Year/6 Month 30/50 Balloon	33	8,120,025	2.12	7.617	653	81.33
ARM - 3 Year/6 Month	171	29,127,021	7.61	8.727	609	79.83
ARM - 3 Year/6 Month IO	28	6,779,121	1.77	7.540	664	77.75
ARM - 3 Year/6 Month 30/40 Balloon	70	15,347,427	4.01	8.212	618	80.75
ARM - 3 Year/6 Month 40/10*	1	122,173	0.03	7.250	669	78.27
ARM - 3 Year/6 Month 30/50 Balloon	27	6,328,664	1.65	7.959	653	79.43
Total:	2,607	382,909,543	100.00	8.501	623	80.50

* Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter on a 240 month remaining term to maturity

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,493	357,091,801	93.26	8.560	621	80.61
60	114	25,817,742	6.74	7.691	653	78.96
Total:	2,607	382,909,543	100.00	8.501	623	80.50

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	181	5,607,161	1.46	11.096	648	97.67
50,000.01 - 100,000.00	857	64,171,247	16.76	8.995	622	81.74
100,000.01 - 150,000.00	574	70,965,774	18.53	8.605	622	80.69
150,000.01 - 200,000.00	390	67,528,004	17.64	8.488	624	80.57
200,000.01 - 250,000.00	222	49,819,728	13.01	8.280	618	78.06
250,000.01 - 300,000.00	156	42,409,896	11.08	8.160	626	79.33
300,000.01 - 350,000.00	111	35,953,836	9.39	8.084	623	80.01
350,000.01 - 400,000.00	74	27,591,165	7.21	8.210	625	80.51
400,000.01 - 450,000.00	27	11,202,616	2.93	8.267	614	80.56
450,000.01 - 500,000.00	10	4,811,504	1.26	8.343	631	77.94
500,000.01 - 550,000.00	3	1,545,873	0.40	8.062	613	79.47
600,000.01 - 650,000.00	1	631,671	0.16	8.790	672	89.58
650,000.01 - 700,000.00	1	671,069	0.18	7.990	701	85.00
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	183	5,707,025	1.49	11.032	648	97.17
50,000.01 - 100,000.00	861	64,670,621	16.89	8.987	622	81.75
100,000.01 - 150,000.00	570	70,665,921	18.45	8.614	622	80.71
150,000.01 - 200,000.00	390	67,627,853	17.66	8.481	624	80.40
200,000.01 - 250,000.00	221	49,670,336	12.97	8.291	618	78.25
250,000.01 - 300,000.00	155	42,160,053	11.01	8.149	626	79.32
300,000.01 - 350,000.00	112	36,303,801	9.48	8.082	623	80.01
350,000.01 - 400,000.00	75	28,040,477	7.32	8.204	623	80.62
400,000.01 - 450,000.00	25	10,403,338	2.72	8.301	617	80.30
450,000.01 - 500,000.00	10	4,811,504	1.26	8.343	631	77.94
500,000.01 - 550,000.00	3	1,545,873	0.40	8.062	613	79.47
600,000.01 - 650,000.00	1	631,671	0.16	8.790	672	89.58
650,000.01 - 700,000.00	1	671,069	0.18	7.990	701	85.00
Total:	2,607	382,909,543	100.00	8.501	623	80.50

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	119	4,658,682	1.22	11.627	654	99.51
181 - 240	1	22,239	0.01	13.140	629	100.00
301 - 360	2,487	378,228,621	98.78	8.462	623	80.27
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	3	503,921	0.13	5.902	665	80.82
6.000 - 6.499	15	3,609,695	0.94	6.316	657	71.36
6.500 - 6.999	95	21,911,893	5.72	6.824	653	74.10
7.000 - 7.499	202	36,037,848	9.41	7.272	650	76.68
7.500 - 7.999	488	80,881,942	21.12	7.769	640	78.27
8.000 - 8.499	379	60,387,078	15.77	8.246	625	79.27
8.500 - 8.999	446	72,892,775	19.04	8.726	615	80.58
9.000 - 9.499	270	35,212,280	9.20	9.220	606	83.88
9.500 - 9.999	310	39,551,391	10.33	9.709	594	84.85
10.000 - 10.499	119	11,437,758	2.99	10.225	591	86.84
10.500 - 10.999	110	11,185,019	2.92	10.715	590	87.87
11.000 - 11.499	66	4,180,429	1.09	11.218	605	86.34
11.500 - 11.999	29	1,775,492	0.46	11.660	622	96.10
12.000 - 12.499	36	1,662,838	0.43	12.274	618	98.48
12.500 - 12.999	17	807,909	0.21	12.678	616	100.00
13.000 - 13.499	18	680,240	0.18	13.202	618	99.91
13.500 - 13.999	1	34,368	0.01	13.940	621	100.00
14.000 - 14.499	2	79,729	0.02	14.235	626	100.00
14.500 - 14.999	1	76,936	0.02	14.500	586	100.00
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	52	7,429,589	1.94	8.295	613	40.84
50.01 - 55.00	30	4,493,245	1.17	8.232	582	52.42
55.01 - 60.00	52	10,069,527	2.63	7.907	610	58.17
60.01 - 65.00	60	10,855,180	2.83	7.915	612	63.24
65.01 - 70.00	93	18,368,103	4.80	8.176	599	68.48
70.01 - 75.00	148	25,235,475	6.59	8.413	595	73.73
75.01 - 80.00	1,169	170,399,126	44.50	8.159	634	79.73
80.01 - 85.00	210	36,272,117	9.47	8.684	603	84.40
85.01 - 90.00	347	59,331,709	15.49	8.904	623	89.61
90.01 - 95.00	144	21,120,239	5.52	9.032	637	94.71
95.01 - 100.00	302	19,335,233	5.05	10.557	639	99.92
Total:	2,607	382,909,543	100.00	8.501	623	80.50

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	45	7,522,564	1.96	9.595	514	71.87
525 - 549	144	22,079,449	5.77	9.433	539	75.91
550 - 574	223	34,681,594	9.06	8.951	561	78.12
575 - 599	368	56,078,511	14.65	8.720	587	79.35
600 - 624	523	73,792,124	19.27	8.578	613	81.89
625 - 649	540	79,101,946	20.66	8.272	637	81.70
650 - 674	399	57,389,433	14.99	8.218	660	81.98
675 - 699	183	24,357,309	6.36	8.000	686	81.92
700 - 724	95	15,579,730	4.07	7.769	710	79.82
725 - 749	58	8,516,983	2.22	8.128	735	79.91
750 - 774	19	2,228,118	0.58	8.204	758	86.57
775 - 799	9	1,516,678	0.40	8.222	781	79.95
800 - 824	1	65,104	0.02	7.500	800	80.00
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	179	50,292,586	13.13	8.005	622	75.68
Florida	239	40,762,034	10.65	8.663	617	77.61
Illinois	241	39,468,017	10.31	8.688	629	82.59
Texas	330	29,319,961	7.66	8.751	619	80.45
Ohio	165	18,067,145	4.72	8.387	628	83.86
Arizona	96	16,119,445	4.21	8.464	627	81.23
Michigan	143	15,992,727	4.18	8.767	622	84.01
Georgia	122	15,917,652	4.16	8.514	632	83.58
New York	58	14,497,353	3.79	8.140	628	74.13
Nevada	74	13,932,550	3.64	8.052	637	81.30
Maryland	73	13,650,392	3.56	8.432	616	79.69
New Jersey	58	12,287,796	3.21	8.651	615	80.93
Colorado	72	11,229,516	2.93	8.158	634	81.27
North Carolina	100	10,739,496	2.80	8.563	623	82.16
Pennsylvania	87	9,737,762	2.54	8.695	615	83.25
Virginia	56	7,895,608	2.06	8.490	631	78.48
Washington	37	7,226,558	1.89	8.436	611	80.78
Missouri	71	6,794,738	1.77	9.131	611	86.01
Indiana	64	4,675,649	1.22	8.734	637	84.24
South Carolina	41	4,522,389	1.18	8.706	632	82.36
Tennessee	40	4,288,544	1.12	8.835	620	85.35
Massachusetts	19	4,093,122	1.07	8.796	610	83.40
Connecticut	18	3,726,402	0.97	8.656	638	79.67
Kentucky	36	3,498,365	0.91	8.774	619	85.04
Oklahoma	39	3,391,042	0.89	8.819	614	81.82
Hawaii	9	3,033,713	0.79	7.096	657	71.13
Oregon	19	2,982,104	0.78	8.492	623	83.15
Minnesota	13	2,149,803	0.56	8.709	629	84.55
Arkansas	19	1,729,303	0.45	8.469	633	83.05
Louisiana	18	1,660,820	0.43	9.133	622	86.09
Kansas	11	1,535,595	0.40	9.239	584	82.26
New Mexico	10	1,504,957	0.39	8.908	589	85.78
Utah	7	1,213,983	0.32	8.565	621	84.22
Wisconsin	7	821,082	0.21	9.802	618	84.98
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
West Virginia	7	750,095	0.20	8.668	607	86.42
Alabama	6	721,320	0.19	10.391	571	85.00
Delaware	4	559,343	0.15	8.744	637	84.79
Nebraska	7	482,705	0.13	9.696	598	88.51
Alaska	2	386,844	0.10	7.874	646	72.67
Montana	2	382,962	0.10	9.274	566	74.37
District of Columbia	1	376,529	0.10	8.250	561	90.00
Mississippi	4	284,116	0.07	9.640	588	87.37
Iowa	2	173,497	0.05	9.280	618	90.34
Idaho	1	33,923	0.01	9.990	660	100.00
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,312	340,060,733	88.81	8.431	620	80.15
Investment	283	40,293,472	10.52	9.074	646	83.39
Second Home	12	2,555,338	0.67	8.786	649	82.14
Total:	2,607	382,909,543	100.00	8.501	623	80.50

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	1,467	195,998,192	51.19	8.366	616	81.60
Stated Documentation	726	130,184,481	34.00	8.689	626	78.83
No Documentation	372	48,284,425	12.61	8.556	649	80.11
Limited Documentation	42	8,442,445	2.20	8.418	601	83.06
Total:	2,607	382,909,543	100.00	8.501	623	80.50

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	1,434	245,391,426	64.09	8.384	615	78.57
Purchase	1,015	113,454,058	29.63	8.792	642	84.48
Refinance - Rate Term	158	24,064,059	6.28	8.327	624	81.52
Total:	2,607	382,909,543	100.00	8.501	623	80.50

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family	1,992	272,232,306	71.10	8.503	620	80.62
PUD	280	48,130,920	12.57	8.305	631	81.06
2-4 Family	187	41,390,866	10.81	8.604	631	78.34
Condo	135	19,891,344	5.19	8.676	634	82.09
Townhouse	11	1,128,574	0.29	9.536	591	82.62
Rowhouse	2	135,532	0.04	8.253	614	59.58
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
March 2008	64	9,012,119	3.14	7.987	627	81.11
April 2008	29	4,468,856	1.56	8.078	632	80.83
May 2008	29	4,330,807	1.51	8.669	621	83.50
June 2008	22	4,018,681	1.40	8.676	600	85.93
July 2008	53	8,835,347	3.08	9.047	609	84.11
August 2008	114	20,324,028	7.08	8.643	616	80.83
September2008	521	101,324,559	35.28	8.413	619	79.82
October 2008	492	76,739,890	26.72	8.504	624	81.29
November 2008	2	456,301	0.16	7.322	653	80.00
March 2009	3	262,820	0.09	8.745	641	88.09
April 2009	1	95,971	0.03	9.600	645	100.00
July 2009	4	558,759	0.19	8.961	629	86.80
August 2009	33	5,676,248	1.98	8.509	629	78.24
September 2009	219	44,760,990	15.58	8.357	622	79.63
October 2009	37	6,349,618	2.21	8.194	626	80.98
Total:	1,623	287,214,995	100.00	8.450	621	80.61
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	2	151,446	0.05	7.857	603	80.00
3.500 - 3.999	3	439,400	0.15	6.188	642	81.93
4.000 - 4.499	4	530,691	0.18	6.924	670	81.49
4.500 - 4.999	28	5,424,633	1.89	7.002	647	80.88
5.000 - 5.499	71	13,111,260	4.56	7.629	645	79.23
5.500 - 5.999	252	47,736,636	16.62	8.108	628	80.49
6.000 - 6.499	241	45,338,480	15.79	7.840	635	77.33
6.500 - 6.999	337	61,424,163	21.39	8.427	618	80.28
7.000 - 7.499	254	42,442,124	14.78	8.700	619	82.00
7.500 - 7.999	351	58,739,905	20.45	9.154	608	82.29
8.000 - 8.499	47	8,521,908	2.97	9.270	590	82.42
8.500 - 8.999	22	2,233,482	0.78	10.343	593	87.28
9.000 - 9.499	9	959,719	0.33	10.910	561	78.64
9.500 - 9.999	2	161,148	0.06	11.460	661	98.25
Total:	1,623	287,214,995	100.00	8.450	621	80.61
  *ARM Loans Only

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.500 - 11.999	5	832,523	0.29	6.962	652	82.55
12.000 - 12.499	5	1,197,865	0.42	6.416	647	79.63
12.500 - 12.999	66	14,414,810	5.02	6.877	650	75.95
13.000 - 13.499	110	21,570,721	7.51	7.254	651	77.40
13.500 - 13.999	243	45,748,013	15.93	7.681	638	77.38
14.000 - 14.499	261	46,879,554	16.32	8.109	628	79.19
14.500 - 14.999	313	58,512,649	20.37	8.514	622	81.49
15.000 - 15.499	197	31,987,376	11.14	8.953	616	83.43
15.500 - 15.999	219	36,760,466	12.80	9.358	598	83.50
16.000 - 16.499	73	10,160,280	3.54	9.740	583	84.57
16.500 - 16.999	77	11,941,309	4.16	10.151	572	83.38
17.000 - 17.499	26	3,454,033	1.20	10.574	565	80.02
17.500 - 17.999	23	3,274,070	1.14	10.874	597	88.06
18.000 - 18.499	5	481,326	0.17	11.565	580	91.31
Total:	1,623	287,214,995	100.00	8.450	621	80.61
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.500 - 3.999	3	428,641	0.15	6.610	651	83.62
4.000 - 4.499	3	451,639	0.16	6.237	668	80.00
4.500 - 4.999	21	3,809,711	1.33	6.941	650	81.50
5.000 - 5.499	49	8,530,659	2.97	7.355	651	80.24
5.500 - 5.999	120	20,520,671	7.14	7.774	638	78.62
6.000 - 6.499	129	19,470,700	6.78	8.035	635	79.78
6.500 - 6.999	163	29,520,652	10.28	7.771	643	78.11
7.000 - 7.499	185	31,294,214	10.90	8.159	637	80.26
7.500 - 7.999	261	48,338,751	16.83	8.265	626	80.89
8.000 - 8.499	177	35,066,158	12.21	8.403	619	80.09
8.500 - 8.999	221	43,085,716	15.00	8.803	606	80.55
9.000 - 9.499	94	15,394,991	5.36	9.334	591	82.20
9.500 - 9.999	117	20,123,862	7.01	9.734	582	83.47
10.000 - 10.499	34	4,731,918	1.65	10.250	580	85.60
10.500 - 10.999	35	5,199,826	1.81	10.715	587	86.29
11.000 - 11.499	6	587,406	0.20	11.122	571	87.95
11.500 - 11.999	4	545,669	0.19	11.621	588	90.04
12.000 - 12.499	1	113,808	0.04	12.200	615	95.00
Total:	1,623	287,214,995	100.00	8.450	621	80.61
*ARM Loans Only
Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1	122,739	0.04	10.350	635	100.00
2.000	22	5,164,218	1.80	7.700	660	78.37
2.490	1	170,807	0.06	9.500	562	90.00
3.000	1,598	281,425,915	97.98	8.464	620	80.63
3.050	1	331,315	0.12	7.500	624	80.00
Total:	1,623	287,214,995	100.00	8.450	621	80.61
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,377	235,490,697	81.99	8.449	622	80.70
1.500	246	51,724,298	18.01	8.455	615	80.19
Total:	1,623	287,214,995	100.00	8.450	621	80.61
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	170,807	0.06	9.500	562	90.00
3.500 - 3.999	1	99,543	0.03	9.300	656	95.00
4.000 - 4.499	9	1,005,558	0.35	9.538	625	85.37
4.500 - 4.999	4	543,062	0.19	9.464	633	85.16
5.000 - 5.499	14	1,748,668	0.61	8.834	639	84.59
5.500 - 5.999	25	4,643,143	1.62	8.354	617	80.16
6.000 - 6.499	1,242	210,328,989	73.23	8.460	622	80.62
6.500 - 6.999	9	1,974,097	0.69	7.915	603	80.94
7.000 - 7.499	318	66,701,127	23.22	8.402	619	80.33
Total:	1,623	287,214,995	100.00	8.450	621	80.61
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	971	136,286,045	35.59	8.692	621	81.18
6	3	625,198	0.16	8.829	607	74.48
12	43	9,977,892	2.61	8.338	615	77.65
24	840	136,738,385	35.71	8.393	625	80.72
30	6	1,105,176	0.29	7.976	625	80.13
36	744	98,176,846	25.64	8.408	625	79.59
Total:	2,607	382,909,543	100.00	8.501	623	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

SUMMARY - GROUP 2 POOL*
Number of Mortgage Loans:	2,330	Index Type:
Aggregate Principal Balance:	$413,524,999	6 Month LIBOR:	70.79%
Conforming Principal Balance Loans:	$293,884,440	Fixed Rate:	29.21%
Average Principal Balance:	$177,479	W.A. Initial Periodic Cap**:	2.973%
Range:	$10,687 - $1,042,990	W.A. Subsequent Periodic Cap**:	1.101%
W.A. Coupon:	8.526%	W.A. Lifetime Rate Cap**:	6.240%
Range:	5.990% - 14.800%	Property Type:
W.A. Gross Margin:	6.642%	Single Family:	73.03%
Range:	3.990% - 9.250%	PUD:	13.82%
W.A. Remaining Term (months):	341	2-4 Family:	7.37%
Range (months):	112 - 356	Condo:	5.60%
W.A. Seasoning (months):	6	Townhouse:	0.17%
Latest Maturity Date:	October 1, 2036	Rowhouse:	0.01%
State Concentration (Top 5):		Occupancy Status:
California:	29.00%	Primary:	96.22%
Florida:	12.71%	Investment:	3.27%
Texas:	7.33%	Second Home:	0.51%
New York:	6.31%	Documentation Status:
Illinois:	5.15%	Full:	41.04%
W.A. Original Combined LTV:	82.12%	Stated:	43.35%
Range:	12.31% - 100.00%	Limited:	2.97%
First Liens:	92.67%	None:	12.64%
Second Liens:	7.33%	Non-Zero W.A. Prepayment Penalty - Term (months):	28
Non-Balloon Loans:	51.12%	Loans with Prepay Penalties:	73.21%
Non-Zero W.A. FICO Score:	640	Interest Only Loans:	11.06%
		Non-Zero W.A. Interest Only Term (months):	66
*	Subject to a permitted variance of +/- 10%
**	ARM loans only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
The CIT Group/Consumer Finance, Inc	1,006	141,380,472	34.19	8.388	640	81.62
Peoples Choice Home Loan, Inc	402	95,102,153	23.00	8.428	651	83.30
First NLC Financial Services, LLC	421	74,620,513	18.04	8.606	633	81.44
Impac Funding Corporation	249	50,847,448	12.30	8.731	632	80.93
Other	252	51,574,413	12.47	8.770	637	83.46
Total:	2,330	413,524,999	100.00	8.526	640	82.12

Collateral Type*

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	49,928	0.01	8.100	668	64.81
Fixed - 15 Year	70	5,141,379	1.24	8.793	622	71.32
Fixed - 20 Year	51	4,268,377	1.03	8.294	625	77.61
Fixed - 30 Year	430	44,943,325	10.87	8.905	636	82.11
Fixed - 30 Year IO	2	599,500	0.14	8.393	680	82.93
Balloon - 15/30	351	22,516,617	5.45	11.682	659	99.60
Balloon - 30/40	231	39,733,444	9.61	7.982	629	78.18
Balloon - 30/50	22	3,520,388	0.85	8.061	652	83.65
ARM - 1 Year/6 Month	2	183,320	0.04	9.308	596	85.24
ARM - 1 Year/6 Month 30/40 Balloon	1	223,649	0.05	9.430	675	80.00
ARM - 2 Year/6 Month	415	80,605,762	19.49	8.711	626	82.61
ARM - 2 Year/6 Month IO	96	31,419,426	7.60	7.944	670	79.46
ARM - 2 Year/6 Month 30/40 Balloon	316	93,299,466	22.56	8.180	636	81.74
ARM - 2 Year/6 Month 40/10**	1	696,732	0.17	8.950	607	90.00
ARM - 2 Year/6 Month 30/50 Balloon	36	10,941,566	2.65	7.928	662	83.97
ARM - 3 Year/6 Month	123	23,884,432	5.78	8.669	636	82.00
ARM - 3 Year/6 Month IO	16	5,400,140	1.31	8.261	650	81.96
ARM - 3 Year/6 Month 30/40 Balloon	50	17,780,925	4.30	8.250	650	83.10
ARM - 3 Year/6 Month 40/10**	3	1,273,736	0.31	7.461	724	80.00
ARM - 3 Year/6 Month 30/50 Balloon	23	5,715,050	1.38	8.264	651	82.43
ARM - 5 Year/6 Month	23	4,524,689	1.09	8.388	616	71.57
ARM - 5 Year/6 Month IO	19	5,190,807	1.26	7.484	685	76.38
* Continued on next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Collateral Type (Continued)

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
ARM - 5 Year/6 Month 30/40 Balloon	29	7,006,956	1.69	7.741	624	78.76
ARM - 5 Year/6 Month 40/10**	1	95,855	0.02	9.300	640	95.00
ARM - 5 Year/6 Month 30/50 Balloon	5	987,668	0.24	7.593	686	66.18
ARM - 10 Year/6 Month IO	11	3,114,698	0.75	6.855	679	80.06
ARM - 10 Year/6 Month 30/40 Balloon	2	407,165	0.10	8.254	590	73.27
Total:	2,330	413,524,999	100.00	8.526	640	82.12
** Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter on a 240 month remaining term to maturity

IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,186	367,800,429	88.94	8.609	636	82.45
60	121	39,021,420	9.44	8.003	669	79.84
84	10	3,064,953	0.74	7.079	680	76.39
120	13	3,638,198	0.88	6.996	676	78.32
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	178	6,638,605	1.61	11.242	645	94.09
50,000.01 - 100,000.00	804	57,448,823	13.89	9.593	629	84.15
100,000.01 - 150,000.00	344	41,937,260	10.14	8.822	635	82.66
150,000.01 - 200,000.00	285	49,578,494	11.99	8.513	635	80.51
200,000.01 - 250,000.00	192	42,883,467	10.37	8.304	636	80.99
250,000.01 - 300,000.00	131	36,162,196	8.74	8.181	640	80.67
300,000.01 - 350,000.00	86	27,846,605	6.73	8.102	650	81.94
350,000.01 - 400,000.00	55	20,233,682	4.89	8.040	646	82.77
400,000.01 - 450,000.00	70	29,866,024	7.22	8.322	635	81.61
450,000.01 - 500,000.00	82	38,967,574	9.42	7.959	654	81.52
500,000.01 - 550,000.00	37	19,391,997	4.69	7.915	645	84.54
550,000.01 - 600,000.00	29	16,616,188	4.02	7.991	654	83.42
600,000.01 - 650,000.00	17	10,626,723	2.57	8.580	639	82.97
650,000.01 - 700,000.00	7	4,758,666	1.15	8.393	634	81.53
700,000.01 - 750,000.00	5	3,657,715	0.88	8.715	660	84.33
750,000.01 - 800,000.00	3	2,325,378	0.56	8.907	681	80.00
800,000.01 - 850,000.00	2	1,688,210	0.41	8.661	631	76.98
850,000.01 - 900,000.00	1	857,918	0.21	9.650	572	50.00
950,000.01 - 1,000,000.00	1	996,484	0.24	8.750	613	55.56
1,000,000.01 or greater	1	1,042,990	0.25	7.250	644	61.75
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	184	6,935,835	1.68	11.144	646	93.28
50,000.01 - 100,000.00	801	57,449,139	13.89	9.586	629	84.19
100,000.01 - 150,000.00	341	41,639,713	10.07	8.831	634	82.65
150,000.01 - 200,000.00	285	49,578,494	11.99	8.513	635	80.51
200,000.01 - 250,000.00	192	42,883,467	10.37	8.304	636	80.99
250,000.01 - 300,000.00	133	36,761,570	8.89	8.175	640	80.80
300,000.01 - 350,000.00	86	27,946,206	6.76	8.081	651	81.74
350,000.01 - 400,000.00	53	19,534,707	4.72	8.078	646	82.87
400,000.01 - 450,000.00	70	29,866,024	7.22	8.322	635	81.61
450,000.01 - 500,000.00	82	38,967,574	9.42	7.959	654	81.52
500,000.01 - 550,000.00	38	19,941,433	4.82	7.926	645	84.42
550,000.01 - 600,000.00	28	16,066,752	3.89	7.980	653	83.53
600,000.01 - 650,000.00	17	10,626,723	2.57	8.580	639	82.97
650,000.01 - 700,000.00	7	4,758,666	1.15	8.393	634	81.53
700,000.01 - 750,000.00	5	3,657,715	0.88	8.715	660	84.33
750,000.01 - 800,000.00	3	2,325,378	0.56	8.907	681	80.00
800,000.01 - 850,000.00	2	1,688,210	0.41	8.661	631	76.98
850,000.01 - 900,000.00	1	857,918	0.21	9.650	572	50.00
950,000.01 - 1,000,000.00	1	996,484	0.24	8.750	613	55.56
1,000,000.01 or greater	1	1,042,990	0.25	7.250	644	61.75
Total:	2,330	413,524,999	100.00	8.526	640	82.12

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	49,928	0.01	8.100	668	64.81
121 - 180	421	27,657,997	6.69	11.145	652	94.35
181 - 240	51	4,268,377	1.03	8.294	625	77.61
301 - 360	1,857	381,548,697	92.27	8.339	639	81.29
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	4	1,854,843	0.45	5.990	705	72.09
6.000 - 6.499	12	3,891,990	0.94	6.311	662	74.78
6.500 - 6.999	58	18,904,282	4.57	6.829	674	77.52
7.000 - 7.499	230	53,456,996	12.93	7.275	655	77.63
7.500 - 7.999	428	92,293,473	22.32	7.760	646	79.77
8.000 - 8.499	306	63,169,702	15.28	8.235	643	80.22
8.500 - 8.999	381	72,460,786	17.52	8.730	631	80.96
9.000 - 9.499	170	30,256,486	7.32	9.220	618	83.51
9.500 - 9.999	199	31,607,037	7.64	9.736	615	87.07
10.000 - 10.499	93	11,013,051	2.66	10.210	613	90.55
10.500 - 10.999	79	9,459,787	2.29	10.687	633	91.29
11.000 - 11.499	97	7,456,677	1.80	11.246	664	97.79
11.500 - 11.999	91	6,244,000	1.51	11.733	636	98.20
12.000 - 12.499	73	4,865,348	1.18	12.214	636	99.35
12.500 - 12.999	59	3,718,743	0.90	12.735	624	99.80
13.000 - 13.499	27	1,630,003	0.39	13.174	619	100.00
13.500 - 13.999	12	553,378	0.13	13.635	626	99.59
14.000 - 14.499	6	373,671	0.09	14.250	595	100.00
14.500 - 14.999	5	314,745	0.08	14.637	599	100.00
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	51	5,872,228	1.42	8.425	601	41.63
50.01 - 55.00	21	4,732,224	1.14	7.799	605	53.14
55.01 - 60.00	30	5,423,083	1.31	8.148	638	57.02
60.01 - 65.00	38	6,114,048	1.48	7.725	634	62.88
65.01 - 70.00	60	9,306,738	2.25	8.037	615	68.75
70.01 - 75.00	114	23,919,727	5.78	8.320	606	74.25
75.01 - 80.00	1,080	223,493,789	54.05	8.023	651	79.87
80.01 - 85.00	133	24,217,533	5.86	8.504	618	84.22
85.01 - 90.00	200	45,490,891	11.00	8.788	622	89.60
90.01 - 95.00	114	19,582,267	4.74	9.215	633	94.66
95.01 - 100.00	489	45,372,469	10.97	10.908	649	99.93
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	24	3,176,606	0.77	9.492	515	73.37
525 - 549	66	10,992,060	2.66	9.374	538	75.26
550 - 574	135	20,306,336	4.91	8.912	564	77.68
575 - 599	265	49,887,711	12.06	8.849	589	82.42
600 - 624	402	68,448,001	16.55	8.479	613	82.76
625 - 649	615	103,720,979	25.08	8.600	637	82.68
650 - 674	389	66,013,769	15.96	8.418	660	82.65
675 - 699	219	44,273,060	10.71	8.234	687	82.28
700 - 724	121	24,843,580	6.01	8.171	711	83.64
725 - 749	46	7,963,880	1.93	8.076	735	82.03
750 - 774	30	9,227,437	2.23	7.775	760	81.53
775 - 799	17	4,447,719	1.08	8.235	787	82.75
800 - 824	1	223,861	0.05	8.400	803	80.00
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	403	119,902,353	29.00	8.188	644	81.44
Florida	325	52,546,004	12.71	8.818	639	82.07
Texas	262	30,323,869	7.33	8.668	629	80.39
New York	94	26,084,115	6.31	8.635	659	82.17
Illinois	111	21,304,545	5.15	9.015	649	84.23
Ohio	145	15,634,960	3.78	8.431	624	83.02
Arizona	79	14,629,766	3.54	8.515	643	82.30
Nevada	65	13,228,363	3.20	8.218	652	81.43
Maryland	58	12,620,124	3.05	8.678	635	82.40
Georgia	75	11,808,257	2.86	8.336	640	83.00
New Jersey	49	11,804,164	2.85	8.929	644	87.50
Pennsylvania	79	9,207,889	2.23	8.603	616	79.58
Virginia	47	8,166,238	1.97	8.465	650	81.19
Michigan	83	7,777,888	1.88	8.951	622	83.80
North Carolina	54	6,116,046	1.48	8.250	628	80.27
Tennessee	43	5,821,086	1.41	8.718	628	83.16
Washington	30	5,411,304	1.31	8.367	622	79.48
Missouri	59	5,312,472	1.28	8.897	622	83.50
Colorado	30	4,200,498	1.02	8.601	639	85.68
Oklahoma	43	3,999,910	0.97	8.798	624	83.69
Hawaii	8	3,598,325	0.87	8.573	625	83.98
South Carolina	22	2,721,716	0.66	8.020	650	80.63
Louisiana	23	2,380,037	0.58	9.328	635	84.82
Kentucky	29	2,283,737	0.55	8.521	621	83.59
Oregon	14	2,202,105	0.53	8.347	655	80.66
Utah	12	2,038,822	0.49	8.238	650	82.91
Massachusetts	7	1,963,327	0.47	8.987	630	91.45
Connecticut	7	1,776,727	0.43	8.768	627	81.56
Indiana	21	1,549,236	0.37	9.032	655	83.27
Rhode Island	6	1,180,799	0.29	9.353	620	82.82
* Geographic distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Mexico	6	1,113,214	0.27	8.692	622	76.17
Kansas	7	1,022,578	0.25	8.436	655	83.24
Minnesota	8	999,662	0.24	8.517	645	81.33
Arkansas	9	871,669	0.21	8.729	615	81.55
Alaska	1	499,359	0.12	7.925	659	74.07
West Virginia	3	354,180	0.09	8.965	673	80.00
Delaware	2	234,914	0.06	8.968	624	80.00
Wisconsin	4	166,950	0.04	9.862	620	90.44
District of Columbia	1	164,130	0.04	10.000	595	70.00
Iowa	2	138,059	0.03	8.149	626	82.10
Nebraska	1	103,740	0.03	9.500	511	80.00
Wyoming	1	100,662	0.02	10.250	565	80.00
Maine	1	99,727	0.02	6.999	608	51.28
Idaho	1	61,474	0.01	8.340	680	80.00
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,215	397,901,191	96.22	8.511	639	82.20
Investment	106	13,504,704	3.27	8.905	658	80.57
Second Home	9	2,119,104	0.51	9.032	630	77.16
Total:	2,330	413,524,999	100.00	8.526	640	82.12

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	809	179,277,043	43.35	8.779	653	82.57
Full Documentation	1,138	169,707,241	41.04	8.277	622	81.66
No Documentation	329	52,258,404	12.64	8.546	656	81.74
Limited Documentation	54	12,282,311	2.97	8.208	631	83.53
Total:	2,330	413,524,999	100.00	8.526	640	82.12

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	1,313	241,123,696	58.31	8.633	650	83.80
Refinance - Cashout	904	152,591,715	36.90	8.430	623	79.55
Refinance - Rate Term	113	19,809,589	4.79	7.967	642	81.45
Total:	2,330	413,524,999	100.00	8.526	640	82.12

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family	1,766	301,981,030	73.03	8.500	637	81.78
PUD	274	57,156,138	13.82	8.412	644	82.97
2-4 Family	135	30,470,632	7.37	8.853	656	83.05
Condo	146	23,164,725	5.60	8.696	645	83.05
Townhouse	8	690,897	0.17	9.320	628	89.10
Rowhouse	1	61,577	0.01	9.350	596	80.00
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
July 2007	1	89,456	0.03	8.950	603	75.00
October 2007	2	317,514	0.11	9.495	650	84.43
March 2008	28	4,831,096	1.65	8.535	627	84.46
April 2008	16	3,839,689	1.31	7.758	636	80.37
May 2008	15	2,018,606	0.69	8.465	626	83.59
June 2008	18	5,310,972	1.81	7.776	635	76.48
July 2008	50	13,754,622	4.70	8.452	647	82.35
August 2008	114	32,059,489	10.95	8.293	634	81.81
September 2008	359	102,553,429	35.03	8.406	638	82.03
October 2008	264	52,595,049	17.97	8.259	643	81.83
April 2009	1	162,437	0.06	6.350	635	80.00
May 2009	2	331,458	0.11	7.834	663	80.00
June 2009	3	1,191,803	0.41	8.455	624	76.28
July 2009	7	1,898,512	0.65	8.471	633	83.46
August 2009	37	9,634,674	3.29	8.068	672	78.30
September 2009	151	36,786,642	12.57	8.486	639	82.86
October 2009	14	4,048,756	1.38	8.741	654	88.94
March 2011	6	1,015,438	0.35	7.301	643	79.38
April 2011	1	131,512	0.04	7.200	672	80.00
May 2011	1	49,750	0.02	9.150	580	84.75
June 2011	1	496,000	0.17	6.990	701	80.00
July 2011	5	2,300,113	0.79	6.925	692	78.15
August 2011	7	2,318,679	0.79	8.717	648	69.88
September 2011	35	6,897,551	2.36	7.989	628	74.63
October 2011	21	4,596,932	1.57	7.810	634	77.23
May 2016	4	552,628	0.19	6.810	672	71.11
June 2016	3	1,028,576	0.35	6.961	653	80.73
July 2016	1	640,000	0.22	6.650	760	84.77
September 2016	1	292,500	0.10	7.850	629	90.00
October 2016	4	1,008,158	0.34	7.178	638	75.66
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.500 - 3.999	2	1,170,732	0.40	5.990	691	71.41
4.000 - 4.499	4	1,367,165	0.47	6.217	718	76.63
4.500 - 4.999	22	7,088,375	2.42	7.308	647	80.53
5.000 - 5.499	43	11,483,578	3.92	7.424	657	80.08
5.500 - 5.999	206	52,694,832	18.00	8.000	650	81.18
6.000 - 6.499	160	37,018,151	12.64	7.755	650	79.50
6.500 - 6.999	297	73,955,555	25.26	8.239	637	80.74
7.000 - 7.499	159	40,092,832	13.70	8.593	637	82.03
7.500 - 7.999	230	57,573,759	19.67	8.982	631	83.59
8.000 - 8.499	34	8,039,152	2.75	9.355	612	85.48
8.500 - 8.999	11	1,729,028	0.59	10.361	642	95.80
9.000 - 9.499	4	538,885	0.18	10.502	549	92.92
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	1	126,811	0.04	7.400	764	80.00
11.500 - 11.999	8	2,382,091	0.81	6.387	686	72.16
12.000 - 12.499	7	1,891,364	0.65	6.608	662	79.01
12.500 - 12.999	46	15,671,357	5.35	6.835	677	79.06
13.000 - 13.499	101	28,100,373	9.60	7.273	653	78.75
13.500 - 13.999	187	48,130,674	16.44	7.735	649	80.33
14.000 - 14.499	176	44,894,987	15.34	8.053	646	80.46
14.500 - 14.999	243	63,981,153	21.86	8.449	638	80.95
15.000 - 15.499	123	30,916,524	10.56	8.807	635	82.92
15.500 - 15.999	134	30,869,085	10.54	9.265	630	86.09
16.000 - 16.499	67	11,382,837	3.89	9.696	599	85.16
16.500 - 16.999	47	9,540,638	3.26	10.029	609	84.19
17.000 - 17.499	13	2,265,331	0.77	10.436	603	94.55
17.500 - 17.999	11	1,824,213	0.62	10.800	586	87.38
18.000 - 18.499	6	526,442	0.18	11.156	561	85.11
18.500 - 18.999	2	248,161	0.08	11.681	562	87.74
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.500 - 3.999	2	1,170,732	0.40	5.990	691	71.41
4.000 - 4.499	3	923,165	0.32	6.083	721	75.02
4.500 - 4.999	12	3,758,584	1.28	6.806	665	80.00
5.000 - 5.499	28	7,607,183	2.60	7.015	685	79.63
5.500 - 5.999	87	20,738,285	7.08	7.606	657	80.41
6.000 - 6.499	77	13,302,290	4.54	8.041	644	81.02
6.500 - 6.999	107	22,146,260	7.56	7.904	647	80.24
7.000 - 7.499	133	34,302,792	11.72	7.670	648	79.88
7.500 - 7.999	207	55,424,572	18.93	7.924	648	80.97
8.000 - 8.499	148	39,201,028	13.39	8.355	642	80.81
8.500 - 8.999	176	48,001,394	16.40	8.785	633	81.48
9.000 - 9.499	71	19,005,511	6.49	9.267	617	84.90
9.500 - 9.999	70	18,106,313	6.18	9.755	611	85.70
10.000 - 10.499	25	4,436,133	1.52	10.232	599	91.07
10.500 - 10.999	17	3,630,164	1.24	10.632	611	90.98
11.000 - 11.499	5	472,553	0.16	11.259	551	83.98
11.500 - 11.999	4	525,082	0.18	11.649	581	89.10
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	9	1,748,636	0.60	7.112	655	79.42
2.000	12	4,415,493	1.51	7.606	680	82.88
2.200	1	63,422	0.02	11.400	528	85.00
3.000	1,150	286,524,489	97.87	8.321	640	81.54
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	919	233,878,232	79.89	8.271	642	81.84
1.500	253	58,873,809	20.11	8.435	634	80.42
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	63,422	0.02	11.400	528	85.00
3.500 - 3.999	1	157,083	0.05	8.300	602	85.00
4.000 - 4.499	9	1,232,390	0.42	8.817	643	80.34
4.500 - 4.999	2	201,044	0.07	7.715	690	80.00
5.000 - 5.499	7	1,177,153	0.40	8.474	586	80.00
5.500 - 5.999	14	3,407,837	1.16	8.407	660	82.81
6.000 - 6.499	825	211,414,912	72.22	8.266	642	81.66
6.500 - 6.999	1	109,498	0.04	8.745	533	80.00
7.000 - 7.499	311	74,934,814	25.60	8.393	637	81.21
7.500 - 7.999	1	53,889	0.02	10.250	647	95.00
Total:	1,172	292,752,041	100.00	8.304	641	81.55
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	633	110,774,732	26.79	8.798	645	83.33
12	75	20,809,787	5.03	8.891	643	82.47
24	767	155,633,362	37.64	8.417	639	82.87
30	5	1,103,888	0.27	8.187	619	79.89
36	850	125,203,230	30.28	8.365	636	80.08
Total:	2,330	413,524,999	100.00	8.526	640	82.12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2

 FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786

ABS Banking
Sue Valenti	212-250-3455
Kathie Peng	212-250-7259

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729
Jhoana Pajarillo	212-250-8387

Standard & Poor’s Rating Service

Mark Goldenberg	212-438-1641
Mike Dougherty	212-438-6891

Moody’s Investors Service, Inc.

Karen Ramallo	212-553-0370
Rachel Peng	212-553-3831

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change